EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Anworth Mortgage Asset Corporation

Santa Monica, California

We consent to the incorporation by reference in Registration Statement on Form S-3 (No. 333-115392 and No. 333-143173 and No. 333-150210) and Form S-8 (No. 333-70478, No. 333-96563, No. 333-104227 and No. 333-129528) of Anworth Mortgage Asset Corporation of our reports dated March 12, 2009, relating to the financial statements, the financial statement schedule and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Anworth Mortgage Asset Corporation for the year ended December 31, 2008.

McGladrey & Pullen, LLP

Irvine, California

March 12, 2009